Exhibit 99.1

Alumis Reports Year End 2024 Financial Results and Highlights Recent Achievements

– Presented Phase 2 STRIDE OLE 52-week psoriasis data at AAD 2025 demonstrating next-generation oral TYK2 inhibitor ESK-001 treatment led to robust long-term clinical responses and was well-tolerated;

Phase 3 ONWARD program data readout now expected 1Q 2026 –

– Presented Phase 1 clinical data at ACTRIMS 2025 demonstrating first-in-class oral TYK2 inhibitor A-005 has ability to cross blood-brain barrier and was well tolerated; Phase 2 in MS to begin 2H 2025 –

– Announced merger agreement with ACELYRIN to create combined company with differentiated late-stage portfolio of therapies and strong balance sheet; expected to close 2Q 2025 –

SOUTH SAN FRANCISCO, Calif., March 19, 2025 – Alumis Inc. (Nasdaq: ALMS), a clinical-stage biopharmaceutical company developing oral therapies using a precision approach to optimize clinical outcomes and significantly improve the lives of patients with immune-mediated diseases, today reported financial results for the year ended December 31, 2024, and highlighted recent achievements and upcoming milestones.

“Alumis concluded a strong 2024, continuing to establish our late-stage pipeline of next-generation oral TYK2 inhibitors that have the potential to address significant unmet patient needs in immune-mediated diseases around the world,” said Martin Babler, President and Chief Executive Officer of Alumis. “The next 12-18 months will bring major milestones for Alumis, with topline data from the pivotal Phase 3 program for ESK-001 in moderate-to-severe plaque psoriasis expected in the first quarter of 2026. We also plan to initiate a Phase 2 trial of A-005 in multiple sclerosis in the second half of 2025 and expect data from ESK-001’s Phase 2b clinical trial in systemic lupus erythematosus in 2026. Together, these milestones underscore the importance of this time period as transformative in Alumis’ long-term growth strategy.”

Babler added “The announcement of the merger agreement with ACELYRIN represents a significant step forward in Alumis' strategic progress that will create a leading immunology and inflammation company with multiple upcoming expected development milestones and extend our runway into 2027. We look forward to the anticipated close of the transaction in the second quarter.”

Fourth Quarter 2024 and Recent Highlights

●	Presented late-breaking long-term 52-week data at AAD 2025 for ESK-001, a highly selective, next-generation oral tyrosine kinase 2 (TYK2) inhibitor, supporting its potential to offer a differentiated and best-in-class treatment profile for people with moderate-to-severe plaque psoriasis:
●	Phase 2 STRIDE OLE Week 52 data of ESK-001 40 mg BID demonstrated sustained or increasing clinical responses throughout week 52 on PASI 90, PASI 100 and sPGA 0; favorable safety and tolerability profile at one year remains consistent with previously reported data.

●	The Phase 3 ONWARD program for ESK-001 consists of two parallel 24-week global Phase 3 clinical trials (ONWARD1 and ONWARD2) designed to evaluate the efficacy and safety of ESK-001 in adult patients with moderate-to-severe plaque psoriasis and also includes a long-term extension (LTE) trial, ONWARD3, designed to evaluate durability and maintenance of response and long-term safety. Topline results are anticipated in the first quarter of 2026.

●	Presented data highlighting ESK-001 potential as a high-efficacy oral treatment for systemic lupus erythematosus (SLE) at ACR Convergence 2024.
●	Data demonstrated that ESK-001 suppresses key cytokines and disease biomarkers of SLE.
●	The Phase 2b LUMUS clinical trial for ESK-001 in patients with SLE is ongoing with topline data expected in 2026.

●	Presented positive Phase 1 data for A-005 a potent, selective, central nervous system (CNS) penetrant TYK2 inhibitor, in healthy participants.
●	A-005 was well tolerated and demonstrated ability to cross blood-brain barrier; maximal TYK2 inhibition achieved with favorable pharmacokinetic profile in CNS and periphery across a range of doses tested.
●	Data support planned initiation of Phase 2 clinical trial in multiple sclerosis in 2H 2025.

●	Announced definitive agreement to merge with ACELYRIN Inc. (ACELYRIN) in an all-stock transaction that will create a combined company benefitting from a differentiated late-stage portfolio of therapies and increased financial flexibility that is expected to provide cash runway into 2027.
●	Alumis and ACELYRIN had cash, cash equivalents, restricted cash and marketable securities of approximately $289 million and approximately $448 million, respectively, as of December 31, 2024. With a pro forma cash position of approximately $737 million as of December 31, 2024, and continued operating discipline, Alumis expects that this cash position provides runway to advance the combined company’s pipeline through multiple planned key data readouts across several clinical trials and to fund operating expenses and capital expenditure requirements into 2027.
●	Upon the close of the transaction, Alumis stockholders will own approximately 55% of the combined company and ACELYRIN stockholders will own approximately 45% of the combined company, on a fully diluted basis.
●	The transaction, which was unanimously recommended and approved by the disinterested directors of each company’s Board, is expected to close in the second quarter of 2025, subject to approval by the stockholders of both companies and satisfaction of other customary closing conditions.

●	Strengthened leadership team with key appointments supporting transition to late-stage company.
●	Jack Danilkowicz was appointed as Chief Commercial Officer bringing extensive experience successfully planning and executing commercial strategies at global biopharmaceutical companies.
●	Sara Klein was promoted to Chief Legal Officer leveraging deep expertise advising biopharmaceutical companies on legal matters across all stages of development and growth.

Anticipated Milestones

2025

●	Planned merger with ACELYRIN: Closing of merger transaction with ACELYRIN (2Q 2025)
●	A-005: Initiation of Phase 2 clinical trial in multiple sclerosis (MS)
●	Lonigutamab: Finalize clinical development plan following the closing of the merger transaction with ACELYRIN (mid-2025)
●	Third pipeline program: Investigational New Drug Application filing for third clinical candidate

2026

●	ESK-001: Psoriasis Phase 3 topline data (1Q 2026)
●	ESK-001: SLE Phase 2b topline data
●	A-005: MS Phase 2 topline data

Year-end 2024 Financial Results

●	As of December 31, 2024, Alumis had cash, cash equivalents and marketable securities of $288.3 million.
●	Research and development expenses were $265.6 million for the year ended December 31, 2024, compared to $137.7 million for the year ended December 31, 2023. The increase was driven by a clinical milestone payment of $23.0 million related to the prior acquisition of FronThera, an increase in contract research and manufacturing and clinical trial costs for the ESK-001 and A-005 programs, as well as increased headcount in research and development teams to support development eﬀorts.
●	General and administrative expenses were $35.2 million for the year ended December 31, 2024, compared to $20.5 million for the year ended December 31, 2023. The increase was primarily attributable to personnel-related expenses and professional consulting services to support the Company’s growth and business development.
●	Net loss was $294.2 million for the year ended December 31, 2024, compared to $155.0 million for the year ended December 31, 2023.

About Alumis

Alumis is a clinical-stage biopharmaceutical company developing oral therapies using a precision approach to optimize clinical outcomes and significantly improve the lives of patients with immune-mediated diseases. Leveraging its proprietary precision data analytics platform, Alumis is building a pipeline of molecules with the potential to address a broad range of immune-mediated diseases as monotherapy or combination therapies. Alumis’ most advanced product candidate, ESK-001, is an oral, highly selective, small molecule, allosteric inhibitor of tyrosine kinase 2 that is currently being evaluated for the treatment of patients with moderate-to-severe plaque psoriasis and systemic lupus erythematosus. Alumis is also developing A-005, a CNS-penetrant, allosteric TYK2 inhibitor for the treatment of neuroinflammatory and neurodegenerative diseases. Beyond TYK2, Alumis’ proprietary precision data analytics platform and drug discovery expertise have led to the identification of additional preclinical programs that exemplify its precision approach. Incubated by Foresite Labs and led by a team of industry veterans experienced in small-molecule compound drug development for immune-mediated diseases, Alumis is pioneering a precision approach to drug development to potentially produce the next generation of treatment to address immune dysfunction. For more information, visit www.alumis.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current plans, estimates and expectations of management of Alumis and ACELYRIN in light of historical results and trends, current conditions and potential future developments, as applicable, and are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than statements of historical facts, including express or implied statements, without limitation, regarding Alumis’ future plans and prospects, its anticipated milestones (including, without limitation, the expected timing of clinical trial results), its ability to accomplish its mission to bring new, effective treatment options to patients living with immune-mediated diseases, the success, cost and timing of its product candidate development activities and current and future clinical trials and studies, including study design, any expectations regarding the safety, efficacy or tolerability of ESK-001, including based on the clinical update from Alumis’ Phase 2 STRIDE clinical trial and ongoing OLE study, the ability of ESK-001 to treat moderate-to-severe plaque psoriasis or SLE, any expectations regarding the safety, efficacy or tolerability of A-005, the ability of A-005 to treat MS and other neuroinflammatory and neurodegenerative diseases, the proposed transaction; the conversion of equity interests contemplated by the agreement and plan of merger, dated as of February 6, 2025, by and among the parties (the merger agreement); the issuance of common stock of Alumis contemplated by the merger agreement; the expected filing by Alumis with the Securities and Exchange Commission (the SEC) of a registration statement on Form S-4 (the registration statement) and a joint proxy statement/prospectus of Alumis and ACELYRIN to be included therein (the joint proxy statement/prospectus); the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction; the sufficiency of the combined company’s capital resources; the combined company’s cash runway; the competitive ability and position of the combined company; the clinical pipeline of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements.

Readers are cautioned that actual results, levels of activity, safety, efficacy, performance or events and circumstances could differ materially from those expressed or implied in Alumis’ forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to (i) Alumis’ ability to advance ESK-001 and its other clinical candidates and to obtain regulatory approval of and ultimately commercialize Alumis’ clinical candidates, (ii) the timing and results of Alumis’ preclinical and clinical trials, including its ability to fund development activities and achieve development goals, (iii) Alumis’ ability to protect its intellectual property, (iv) the risk that the proposed transaction may not be completed in a timely basis or at all, which may adversely affect Alumis’ and ACELYRIN’s businesses and the price of their respective securities; (v) the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction, including stockholder approvals by both Alumis’ stockholders and ACELYRIN’S stockholders, (vi) the potential failure to satisfy the other conditions to the consummation of the transaction; (vii) the effect of the announcement, pendency or completion of the proposed transaction on each of Alumis’ or ACELYRIN’s ability to attract, motivate, retain and hire key personnel and maintain relationships with partners, suppliers and others with whom Alumis or ACELYRIN does business, or on Alumis’ or ACELYRIN’s operating results and business generally; (viii) that the proposed transaction may divert management’s attention from each of Alumis’ and ACELYRIN’s ongoing business operations; (ix) the risk of any legal proceedings related to the proposed transaction or otherwise, or the impact of the proposed transaction thereupon, including resulting expense or delay; (x) that Alumis or ACELYRIN may be adversely affected by other economic, business and/or competitive factors; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Alumis or ACELYRIN to pay a termination fee; (xii) the risk that restrictions during the pendency of the proposed transaction may impact Alumis’ or ACELYRIN’s ability to pursue certain business opportunities or strategic transactions; (xiii) the risk that the anticipated benefits and synergies of the proposed transaction may not be fully realized or may take longer to realize than expected; (xiv) the impact of legislative, regulatory, economic, competitive and technological changes; (xv) risks relating to the value of Alumis securities to be issued in the proposed transaction; (xvi) the risk that integration of the proposed transaction post-closing may not occur as anticipated or the combined company may not be able to achieve the growth prospects expected from the transaction; (xvii) the effect of the announcement, pendency or completion of the proposed transaction on the market price of the common stock of each of Alumis and ACELYRIN; (xviii) the implementation of each of Alumis’ and ACELYRIN’s business model and strategic plans for product candidates and pipeline, and challenges inherent in developing, commercializing, manufacturing, launching, marketing and selling potential existing and new products and product candidates; (xix) the scope, progress, results and costs of developing Alumis’ and ACELYRIN’s product candidates and any future product candidates, including conducting preclinical studies and clinical trials, and otherwise related to the research and development of Alumis’ and ACELYRIN’s pipeline; (xx) the timing and costs involved in obtaining and maintaining regulatory approval for Alumis’ and ACELYRIN’s current or future product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product; (xxi) the market for, adoption (including rate and degree of market acceptance) and pricing and reimbursement of Alumis’ and ACELYRIN’s product candidates, if approved, and their respective abilities to compete with therapies and procedures that are rapidly growing and evolving; (xxii) uncertainties in contractual relationships, including collaborations, partnerships, licensing or other arrangements and the performance of third-party suppliers and manufacturers; (xxiii) the ability of each of Alumis and ACELYRIN to establish and maintain intellectual property protection for products or avoid or defend claims of infringement; (xxiv) Alumis’ ability to successfully integrate ACELYRIN’s operations and personnel; and (xxv) potential delays in initiating, enrolling or completing preclinical studies and clinical trials.

These risks, as well as other risks related to the proposed transaction, will be described in the registration statement and the joint proxy statement/prospectus that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here and the list of factors to be presented in the registration statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Alumis’ and ACELYRIN’s respective periodic reports and other filings with the SEC, including the risk factors identified in Alumis’ and ACELYRIN’s most recent Quarterly Reports on Form 10-Q and/or Annual Reports on Form 10-K. The risks and uncertainties described above and in the SEC filings cited above are not exclusive and further information concerning Alumis and ACELYRIN and their respective businesses, including factors that potentially could materially affect their respective businesses, financial conditions or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers should also carefully review the risk factors described in other documents Alumis and ACELYRIN file from time to time with the SEC.

The forward-looking statements included in this communication are made only as of the date hereof. Alumis assumes no obligation and does not intend to update these forward-looking statements, even if new information becomes available in the future, except as required by law.

Additional Information and Where to Find It

In connection with the proposed merger, Alumis intends to file with the SEC the registration statement, which will include the joint proxy statement/prospectus. After the registration statement has been declared effective by the SEC, the joint proxy statement/prospectus will be delivered to stockholders of Alumis and ACELYRIN. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SECURITY HOLDERS OF ALUMIS AND ACELYRIN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the joint proxy statement/prospectus (when available) and other documents filed by Alumis and ACELYRIN with the SEC, without charge, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Alumis will be available free of charge under the SEC Filings heading of the Investor Relations section of Alumis’ website at https://investors.alumis.com/. Copies of the documents filed with the SEC by ACELYRIN will be available free of charge under the Financials & Filings heading of the Investor Relations section of ACELYRIN’s website at https://investors.acelyrin.com/.

Participants in the Solicitation

Alumis and ACELYRIN and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Alumis’ directors and executive officers is set forth in Alumis’ registration statement on Form S-1/A (File No. 333-280068), which was filed with the SEC on June 24, 2024. Information about ACELYRIN’s directors and executive officers is set forth in the proxy statement for ACELYRIN’s 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2024, and ACELYRIN’s Current Reports on Form 8-K filed with the SEC on May 28, 2024, August 13, 2024 and December 10, 2024. Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ALUMIS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
(in thousands)	2024	2023
Operating expenses:
Research and development expenses	$265,554	$137,676
General and administrative expenses	35,200	20,498
Total operating expenses	300,754	158,174
Loss from operations	(300,754)	(158,174)
Other income (expense):
Interest income	12,020	3,368
Change in fair value of derivative liability	(5,406)	(119)
Other income (expense), net	(93)	(68)
Total other income (expense), net	6,521	3,181
Net loss	$(294,233)	$(154,993)
Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities, net	38	129
Net loss and other comprehensive loss	$(294,195)	$(154,864)

ALUMIS INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
(in thousands)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$169,526	$45,996
Restricted cash	—	113
Marketable securities	118,737	2,956
Research and development prepaid expenses	13,424	2,661
Other prepaid expenses and current assets	4,501	1,631
Total current assets	306,188	53,357
Restricted cash, non-current	1,106	1,024
Property and equipment, net	20,968	22,441
Operating lease right-of-use assets, net	12,723	12,783
Other long-term assets	7	7
Total assets	$340,992	$89,612
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$9,624	$1,118
Research and development accrued expenses	29,149	10,946
Other accrued expenses and current liabilities	10,580	7,087
Operating lease liabilities, current	1,557	1,720
Total current liabilities	50,910	20,871
Operating lease liabilities, non-current	29,165	30,860
Share repurchase liability	813	1,771
Total liabilities	80,888	53,502
Redeemable convertible preferred stock	—	375,370
Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	5	1
Additional paid-in-capital	918,610	25,055
Accumulated other comprehensive income (loss)	40	2
Accumulated deficit	(658,551)	(364,318)
Total stockholders’ equity (deficit)	260,104	(339,260)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$340,992	$89,612

Alumis Contact Information

Teri Dahlman

Red House Communications

teri@redhousecomms.com